                                                                    EXHIBIT 99.1


                               INFERENCE REPORTS
                       SECOND QUARTER FINANCIAL RESULTS


     NOVATO, CALIF. - AUGUST 18, 1999 - Inference Corp. (NASDAQ: INFR) today reported results for the second quarter ended July 31, 1999. The results were consistent with the company's announcement on July 14 that it expected second quarter revenues to be lower and the net loss greater than reported for the first quarter.

     Total revenues for the second quarter were $5.5 million, compared with revenues of $7.5 million for the second quarter last year. The company incurred a net loss of $2.7 million, or $0.36 per share, compared with a net loss of $600,000, or $0.08 per share, which included a $253,000 or $ 0.03 per share restructuring charge, for the same period a year ago. Product revenues for the second quarter totaled $2.1 million, compared with $4.1 million the same quarter a year ago.

     For the quarter, revenues from the Americas operations were $3.0 million, a 29% decrease from $4.2 million during the same quarter last year. Product revenues from Americas operations were $900,000, a 64% decrease from the prior year. International revenues for the quarter were $2.5 million, a 24% decrease from $3.3 million a year earlier. International product revenues were $1.2 million, down 27% from the second quarter of fiscal 1999.

                                   - MORE -
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         Inference Reports Second Quarter Financial Results - Page Two

     "Our performance continued to reflect the revenue shortfall that marked the results in the first quarter of fiscal 2000, including the dependence on large transactions and the need to improve our sales execution. These issues are clearly challenges for which there are no quick resolutions. We have taken several steps to strengthen the business including the appointment of Al Schallop as vice president of the Americas, the recruitment of new account executives, and the addition of a number of tools and resources to better equip and focus our sales force. In addition, we continue to invest in the development and marketing of our recently announced k-Commerce Sales product line and the next generation k-Commerce Support product targeted for release later this year," said Charles W. Jepson, president and chief executive officer.

     "We expect to see some benefit from our sales organization changes and new programs in the third and fourth quarters. However, we do not expect our new products to have a significant impact in this fiscal year. As a result, we do not expect to be profitable for the second half of the year", said Jepson.

     "During the quarter, 12 new companies joined our customer list and we expanded business from more than 15 existing customers. We continue to receive positive feedback from existing customers and prospects about our new k-Commerce products. We believe these new products will improve our position in the customer relationship management and e-commerce markets and allow us to reach our true potential," concluded Jepson.
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ABOUT INFERENCE

     Inference Corporation (NASDAQ: INFR) is a leading provider of software and services for customer relationship management and e-commerce. Inference's k-Commerce product family offers conversation-based, knowledge-driven solutions for sales, service and support across the Web and the entire customer Contact Center. k-Commerce leverages a company's knowledge, integrating e-commerce and customer support for fast, accurate and consistent answers and personalized service. Inference helps companies raise customer care to the next level while taking e-commerce beyond the transaction.

Headquartered in the San Francisco Bay Area, with international headquarters near London, England, Inference supports its customers from offices throughout North America, Europe and Asia Pacific through a global professional services organization. For further information, contact Inference at 415-893-7200, send an e-mail to info@inference.com or visit www.inference.com.

     The Inference logo, k-Commerce and the k-Commerce logo are trademarks of Inference Corporation in the United States and other countries. All other company names and products are trademarks or registered trademarks of their respective companies.

                                     # # #

     In addition to historical information contained herein, this news release contains forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those expressed in or implied by such forward looking statements. Factors that could cause or contribute to differences in the final results include, but are not limited to, timeliness of new k-Commerce product releases, fluctuations in quarterly operating results, the size and timing of customer orders for product licenses, changes in the competitive marketplace, market acceptance and customer demand for k-Commerce product offerings, risks of entering markets in which the company has limited or no prior experience and the potential loss of key employees. Second quarter financial results are not an indication of future results. Further information on potential factors that may affect future results are discussed from time to time in the Company's public reports filed with the Securities and Exchange Commission, including, without limitation, the Company's Quarterly Reports on Form 10-Q, Annual Report on Form 10-K, Current Reports on Form 8-K and Registration Statement on Form S-3.
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                             INFERENCE CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
               [Amounts in thousands, except net loss per share]
                                  [unaudited]

                                                                   Three months ended              Six months ended
                                                                        July 31,                       July 31,
                                                               ---------------------------    ---------------------------
                                                                     1999         1998              1999         1998
                                                               ---------------------------    ---------------------------
Revenues:
  Products...............................................        $  2,132         $  4,118      $  5,208         $  7,193
  Services...............................................           3,374            3,394         6,691            6,668
                                                               ---------------------------    ---------------------------
Total revenues...........................................           5,506            7,512        11,899           13,861

Operating costs and expenses:
  Cost of revenues - products............................             247              161           405              378
  Cost of revenues - services............................           1,698            1,723         3,381            3,562
  Product development....................................           1,942            1,437         3,389            2,502
  Sales and marketing....................................           3,540            3,738         7,463            7,471
  General and administrative.............................             946            1,046         1,775            2,247
  Amortization of intangibles............................              61                0            61                0
  Acquisition related....................................               0                0           677                0
  Restructuring..........................................               0              253             0            1,574
                                                               ---------------------------    ---------------------------
Total operating costs and expenses.......................           8,434            8,358        17,151           17,734
                                                               ---------------------------    ---------------------------
Loss from operations.....................................          (2,928)            (846)       (5,252)          (3,873)
Interest income and other, net...........................             244              242           513              616
                                                               ---------------------------    ---------------------------
Loss before income taxes.................................          (2,684)            (604)       (4,739)          (3,257)
Provision for income taxes...............................               0                0             0                0
                                                               ---------------------------    ---------------------------
Net loss.................................................         ($2,684)           ($604)      ($4,739)         ($3,257)
                                                               ===========================    ===========================

Net loss per share:
                                                               ---------------------------    ---------------------------
  Basic and diluted......................................          ($0.36)          ($0.08)       ($0.65)          ($0.44)
                                                               ===========================    ===========================

Shares used in computing net loss per share:
  Basic and diluted......................................           7,447            7,242         7,254            7,342
                                                               ===========================    ===========================

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                             INFERENCE CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                            [Amounts in thousands]
                                  [unaudited]

                                                                        July 31,           January 31,
                                                                          1999                1999
                                                                      -------------       -------------
ASSETS
------

Current assets:
    Cash and cash equivalents...................................      $      21,204       $      25,761
    Accounts receivable, net....................................              5,927               7,063
    Other current assets........................................                727                 433
                                                                      -------------       -------------
                     Total current assets.......................             27,858              33,257

Property and equipment, net.....................................              1,554               1,607

Intangible assets...............................................              1,006                   0
Other assets....................................................                483                 511
                                                                      -------------       -------------
                                                                      $      30,901       $      35,375
                                                                      =============       =============

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Current liabilities:
    Accounts payable............................................      $         715       $         819
    Accrued salaries and related items..........................              2,222               2,371
    Other accrued liabilities...................................              2,143               2,785
    Deferred revenue............................................              3,689               4,642
                                                                      -------------       -------------
                     Total current liabilities..................              8,769              10,617

Shareholders' equity:
    Common stock................................................                 76                  70
    Additional paid-in capital..................................             48,478              46,328
    Accumulated deficit.........................................            (26,051)            (21,312)
    Accumulated other comprehensive loss........................               (371)               (328)
                                                                      -------------       -------------
                     Total shareholders' equity.................             22,132              24,758
                                                                      -------------       -------------
                                                                      $      30,901       $      35,375
                                                                      =============       =============